EXHIBIT 4.16
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                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
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         This Fifth Amendment to Loan and Security Agreement (the "Fifth Amendment") is made as of the 20th day of February, 2002, by and between TransPro, Inc. ("TransPro"), Evap, Inc., GO/DAN Industries, Inc., and G&O Manufacturing Company, Inc. as borrowers (individually, each a "Borrower" and collectively, the "Borrowers"), Allen Heat Transfer Products, Inc., GO/DAN de Mexico, SA de C.V. and Radiadores GDI, SA de C.V., as guarantors (each an "Obligor", and collectively, the "Obligors", as defined in the Loan Agreement (defined hereinafter)) and CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), as lender (the "Lender").

         WHEREAS, the Lender and Borrowers entered into a certain Loan and Security Agreement dated as of January 4, 2001 as amended (the "Loan Agreement");

         WHEREAS, the Borrower has requested that the definition of Working Capital and the Working Capital covenant by amended;

         WHEREAS, the Lender has agreed to enter into this Fifth Amendment subject to the terms and conditions set forth below;

         NOW THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Borrowers and Lender hereby agree as follows:

         1.  Amendments to Loan Agreement.
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             1.1. Section 1.54 of the Loan Agreement is deleted in its entirety and replaced with the following:


                  "1.54 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrowers, for purposes of Section 9.14, the liabilities of Borrowers and their subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP) and deferred income tax assets (whether short term or long term) shall not be included."

             1.2. Section 9.14 of the Loan Agreement is deleted in its entirety and replaced with the following:


                  "9.14 "Working Capital" TransPro shall at all times during the periods set forth below maintain Working Capital equal to or in excess of the amounts specified during those periods:


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                                      Period                            Amount
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                  December 31, 2001 through March 31, 2002            $53,000,000.00
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                  April 1, 2002 and thereafter                        $55,000,000.00
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             1.3. Borrowers agree that based upon the financial statements results of the Borrowers for the fiscal period ended March 31, 2002, Lender may request, and Borrowers shall then promptly retain, at Borrowers' expense, a financial consultant reasonably satisfactory to Lender to review the Borrowers' financial plan.

         2. Conditions Precedent. This Fifth Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Fifth Amendment Effective Date"):

             2.1. Borrowers shall have duly executed and delivered this Fifth Amendment, and all other instruments, documents and agreements required by Lender;

             2.2. All requisite corporate action and proceedings of the Borrowers in connection with this Fifth Amendment shall be satisfactory in form and substance to Lender;

             2.3. There shall be no claim, lawsuit or action pending or threatened that would affect the performance by the Borrowers of their Obligations under the Financing Agreements or of the Lender under the Financing Agreements; and

             2.4. Borrower shall have paid to Lender a fully earned nonrefundable amendment fee of $40,000.00.

         3. Representations and Warranties. Each Borrower jointly and severally represents and warrants to Lender the following:

             3.1. Organization and Qualification. Each of the Borrowers is duly incorporated or formed, as applicable, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable. Each Borrower is duly qualified to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure to be so qualified would have a material adverse effect on the financial condition, business or properties of any such Borrower.

             3.2. Power and Authority. Each Borrower is duly authorized and empowered to enter, deliver, and perform this Fifth Amendment, and each of the Financing Agreements to which it is a party. The execution, delivery, and performance of this Fifth Amendment and each of the other Financing Agreements have been duly authorized by all necessary corporate action of each of the Borrowers. The execution, delivery and performance of this Fifth Amendment and each of the other Financing Agreements do not and will not (i) require any consent or approval of the shareholders of the Borrowers; (ii) contravene the charter or by-laws of any of the Borrowers; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected, which breach or default is reasonably likely to have a material adverse effect of the financial condition, business or properties of such Borrower; or (v) result in, or require, the creation or imposition of any lien (other than the liens set forth in Schedule 8.4 to the Loan Agreement) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

             3.3. Legally Enforceable Agreement. This Fifth Amendment and each of the other Financing Agreements delivered under this Fifth Amendment is, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

             3.4. Continuous Nature of Representations and Warranties. Each Borrower confirms and agrees that, except for the amendments to the Loan Agreement provided herein, (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), (b) all Information Certificates delivered in conjunction with the Loan Agreement remain true and correct in all material respects, and (c) it is unconditionally, absolutely, and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all termination fees under
Section 12.1(c) of the Loan Agreement, charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

         4. Acknowledgement of Obligations. Each Obligor, for value received, hereby assents to the Borrowers' execution and delivery of this Fifth Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Fifth Amendment and the performance or consummation of any transaction or matter contemplated under this Fifth Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Obligor's liability to Lender with respect to the payment and other performance obligations of the Obligors pursuant to the Guarantees and other Financing Agreements executed by the Obligors for the benefit of Lender.

Each Obligor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Obligor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

         5. Confirmation of Liens. Each Borrower acknowledges, confirms and agrees that the Financing Agreements, as amended hereby, are effective to grant to Lender duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for liens set forth in Sections 8.4 and 9.8 and Schedule 8.4 (as amended hereby), and that the locations for such Collateral specified in the Financing Agreements have not changed except as provided herein or as previously disclosed to the Lender. Each Borrower further acknowledges and agrees that all Obligations of the Borrowers are and shall be secured by the Collateral.

         6. Miscellaneous. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Financing Agreements. Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Fifth Amendment and any other documents and agreements prepared in connection with this Fifth Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for as set forth in this Fifth Amendment. The Borrowers and Obligors further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Fifth Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Fifth Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

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         IN WITNESS WHEREOF, the Borrowers, the Obligors, and the Lender have executed this Fifth Amendment as of the date first above written, by their respective officers hereunto duly authorized, under seal.


                                     BORROWERS:
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WITNESS                              TRANSPRO, INC.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                     EVAP, INC.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                    GO/DAN INDUSTRIES, INC.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                     G&O MANUFACTURING COMPANY, INC.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                     OBLIGORS:
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                                     GO/DAN de MEXICO SA de C.V.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                     RADIADORES GDI, SA de C.V.


By: /s/ R.E. Freeman                By: /s/ R.A. Wisot
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                                     Title: Vice President
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                                     LENDER
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                                     CONGRESS FINANCIAL CORPORATION
                                     (NEW ENGLAND)


/s/ John Husson                      By:/s/ John Sullivan
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                                     Title: Vice President
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